Exhibit 4.5

First Supplemental Indenture

FIRST SUPPLEMENTAL INDENTURE, dated as of September 16, 2013 (this “Supplemental Indenture”), between FairPoint Communications, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors party hereto (the “Subsidiary Guarantors”) and U.S. Bank National Association, as Trustee (the “Trustee”) to the Indenture referred to below. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have entered into an indenture, dated as of February 14, 2013 (the “Indenture”), providing for the issuance by the Company of 8.75% senior secured notes due 2019 (the “Notes”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, the Subsidiary Guarantors and the Trustee may, without the consent of any Holder of a Note, amend or supplement the Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement to, among other things, cure any ambiguity, defect or inconsistency; or conform the text of the Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement to any provision of the section of the Offering Memorandum entitled “Description of Notes” to the extent that such provision in the Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement was intended to conform to such “Description of Notes”;

WHEREAS, the Company and the Subsidiary Guarantors wish to implement the amendments set forth in this Supplemental Indenture to correct and conform the references to the maturity date in Exhibit A to the Indenture and the Global Notes to the “Description of Notes” section of the Offering Memorandum;

WHEREAS, the Company is delivering contemporaneously herewith to the Trustee, pursuant to the Indenture, an Officers’ Certificate and an Opinion of Counsel in connection with the execution and delivery of this Supplemental Indenture; and

WHEREAS, this Supplemental Indenture complies with and is authorized by the applicable provisions of the Indenture, including Section 9.01 thereof.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree as follows:

1.    Amendments. Paragraph 1 on the face side of the Form of Note in Exhibit A to the Indenture is hereby amended by replacing the maturity date of “February 15, 2019” with “August 15, 2019”.
2.    Effectiveness. Upon the execution and delivery of this Supplemental Indenture by the Company, the Subsidiary Guarantors and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes.
3.    Indenture Remains in Full Force and Effect. Except as amended and supplemented hereby, all provisions of the Indenture shall remain in full force and effect.
4.    Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
5.    Headings. The Headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
6.    Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
7.    Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.    Limitation of Liability. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

FairPoint Communications, Inc.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

EllTel Long Distance Corp.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

FairPoint BroadBand, Inc.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

FairPoint Carrier Services, Inc.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

MJD Services Corp.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

MJD Ventures, Inc.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

C-R Communications, Inc.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and

General Counsel

C-R Long Distance, Inc.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

El Paso Long Distance Company

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

Ravenswood Communications, Inc.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

Berkshire Cellular, Inc.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

Berkshire New York Access, Inc.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

C&E Communications, Ltd.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

Taconic Technology Corp.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

Comerco, Inc.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

FairPoint Logistics, Inc.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

Germantown Long Distance Company

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

Orwell Communications, Inc.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

By:	/s/ John R. Whitener
Name:    John R. Whitener

Title:	Vice President and Treasurer

Quality One Technologies, Inc.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

Peoples Mutual Long Distance Company

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

S T Enterprises, Ltd.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

Unite Communications Systems, Inc.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

Utilities, Inc.

By:	/s/ Shirley J. Linn
Name:    Shirley J. Linn

Title:	Executive Vice President, Secretary and
General Counsel

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President